Exhibit 99.1

Fluor Corporation	Brian Mershon / Brett Turner
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 / 864-281-6976 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER RESULTS

IRVING, TX (November 1, 2018) — Fluor Corporation (NYSE: FLR) today announced financial results for its third quarter ended September 30, 2018. Earnings attributable to Fluor for the third quarter were $77 million, or $0.55 per diluted share, compared to $94 million, or $0.67 per diluted share a year ago. The effective tax rate for the quarter was 34%, due to the company being unable to recognize tax benefits on certain foreign charges. Consolidated segment profit for the quarter was $207 million, compared to $203 million a year ago. Third quarter revenue was $4.7 billion compared to $4.9 billion in the prior year.

New awards for the quarter were $9.6 billion, including $5.4 billion in Mining, Industrial, Infrastructure & Power, $3.3 billion in Government, $644 million in Energy & Chemicals and $336 million in Diversified Services. Consolidated ending backlog was $34.9 billion, up from $32.9 billion a year ago.

“Our significant increase in new awards for the quarter is attributable to the improvements in the energy and commodity markets as well as our success in infrastructure and government,” said David Seaton, Fluor chairman and chief executive officer. “We believe our transformation to a data driven, predictive analytics platform, combined with our fabrication capacity and craft labor workforce, can improve cost and schedule certainty for clients and stakeholders.”

Corporate G&A expense for the third quarter of 2018 was $65 million, compared to $46 million a year ago. Expenses for the quarter include $21 million related to UK pension settlement expenses and foreign currency exchange fluctuations. Fluor’s cash and marketable securities balance at the end of the third quarter was $1.9 billion.

Outlook

The Company anticipates earnings for 2018 of $1.80 to $1.90 per diluted share, excluding any impact of foreign exchange fluctuations or UK pension settlement expenses.

Business Segments

Fluor’s Energy & Chemicals segment reported segment profit of $50 million, compared to $100 million in the third quarter of 2017. Results for the quarter include a pre-tax charge of $46 million for forecast revisions on a downstream project. Revenue for the segment was $1.9 billion compared to $2.2 billion a year ago. New awards for the segment totaled $644 million and ending backlog was $11.4 billion compared to $16.5 billion a year ago.

The Mining, Industrial, Infrastructure & Power segment reported a segment profit of $101 million, compared to $37 million in the third quarter of 2017. Results for the quarter include a pre-tax charge of $35 million for forecast revisions on a gas-fired power project and a $125 million pre-tax benefit related to the Company’s sale of its Seagreen offshore investment. Revenue for the segment was $1.4 billion compared to $1.3 billion a year ago. New awards in the third quarter were $5.4 billion, including a copper mine in Peru and an international bridge project in Canada. Ending backlog for the segment was $16.5 billion, compared to $10.1 billion a year ago.

The Government segment reported segment profit of $32 million, compared to $30 million a year ago. Revenue for the quarter was $781 million, compared to $766 million a year ago. Third quarter new awards of $3.3 billion include contract extensions for the Strategic Petroleum Reserve, Portsmouth and Savannah River projects. Ending backlog was $5.1 billion compared to $3.6 billion a year ago.

The Diversified Services segment reported segment profit of $24 million in the third quarter of 2018, compared to $35 million a year ago. Revenue for the quarter was $588 million compared to $624 million in the third quarter of 2017. New awards totaled $336 million for the quarter, and ending backlog was $2.0 billion compared to $2.7 billion a year ago.

Third Quarter Conference Call

Fluor will host a conference call at 5:30 p.m. Eastern time on Thursday, November 1, which will be webcast live on the Internet and can be accessed by logging onto investor.fluor.com. A supplemental slide presentation will be available shortly before the call begins. The webcast and presentation will be archived for 30 days following the call.

Non-GAAP Financial Measure

This press release contains a discussion of consolidated segment profit that would be deemed a non-GAAP financial measure under SEC rules. Segment profit is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items. The company believes that consolidated segment profit provides a meaningful perspective on its business results as it is the aggregation of individual segment profit measures that the company utilizes to evaluate and manage its business performance. A reconciliation of this measure to earnings (loss) before taxes is included in the press release tables. This press release also includes forward-looking references to earnings per diluted share with certain exclusions that would be deemed a non-GAAP financial measure under SEC rules. Because the company is unable to reliably estimate the amounts of the excluded items, this press release does not contain a reconciliation to earnings per diluted share, the most directly comparable forward-looking measure.

About Fluor Corporation

Founded in 1912, Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that transforms the world by building prosperity and empowering progress. Fluor serves its clients by designing, building and maintaining safe, well executed, capital-efficient projects around the world. With headquarters in Irving, Texas, Fluor ranks 153 on the Fortune 500 list with revenue of $19.5 billion in 2017 and has more than 56,000 employees worldwide. For more information, please visit www.fluor.com or follow Fluor on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management “believes,” “expects,” is “positioned” or other similar expressions). These forward-looking statements, including statements relating to future growth, backlog, earnings and the outlook for the Company’s business are based on current management expectations and involve risks and uncertainties. Actual results may differ materially as a result of a number of factors, including, among other things, the Company’s failure to meet cost and schedule estimates; the cyclical nature of many of the markets the Company serves, including the Company’s Energy & Chemicals segment; the Company’s failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities; intense competition in the industries in which we operate; failure of our joint venture or other partners, suppliers or subcontractors to perform their obligations; failure to obtain favorable results in existing or future litigation or dispute resolution proceedings or claims; cyber-security breaches; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts; client delays or defaults in making payments; risks or uncertainties associated with events outside of our control, including weather conditions; the Company’s failure, or the failure of our agents or partners, to comply with laws; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; new or changing legal requirements, including those relating to environmental, health and safety matters; liabilities associated with the performance of nuclear services; foreign currency risks; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; failure to maintain safe worksites and international security risks; the inability to hire and retain qualified personnel; possible limitations on bonding or letter of credit capacity; risks or uncertainties associated with acquisitions, dispositions and investments; risks arising from the inability to successfully integrate acquired businesses; the use of estimates and assumptions in preparing our financial statements; and the Company’s ability to secure appropriate insurance. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

Additional information concerning these and other factors can be found in the Company’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Item 1A. Risk Factors” in the Company’s Form 10-K filed on February 20, 2018. Such filings are available either publicly or upon request from Fluor’s Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED SEPTEMBER 30	2018	2017
Revenue	$4,658.0	$4,941.6
Cost and expenses:
Cost of revenue	4,432.3	4,720.0
Corporate general and administrative expense	64.7	46.0
Interest expense, net	14.5	10.2
Total cost and expenses	4,511.5	4,776.2
Earnings before taxes	146.5	165.4
Income tax expense	50.5	52.5
Net earnings	96.0	112.9
Less: Net earnings attributable to noncontrolling interests	18.7	18.4
Net earnings attributable to Fluor Corporation	$77.3	$94.5

Basic earnings per share
Net earnings	$0.55	$0.68
Weighted average shares	140.7	139.9
Diluted earnings per share
Net earnings	$0.55	$0.67
Weighted average shares	141.5	140.8

New awards	$9,644.1	$3,822.9
Backlog	$34,898.4	$32,915.2
Work performed	$4,541.8	$4,819.0

FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

NINE MONTHS ENDED SEPTEMBER 30	2018	2017
Revenue	$14,365.5	$14,493.6
Cost and expenses:
Cost of revenue	13,871.8	14,090.1
Corporate general and administrative expense	139.8	138.3
Interest expense, net	32.8	30.3
Total cost and expenses	14,044.4	14,258.7
Earnings before taxes	321.1	234.9
Income tax expense	106.0	51.3
Net earnings	215.1	183.6
Less: Net earnings attributable to noncontrolling interests	40.5	52.6
Net earnings attributable to Fluor Corporation	$174.6	$131.0

Basic earnings per share
Net earnings	$1.24	$0.94
Weighted average shares	140.5	139.7
Diluted earnings per share
Net earnings	$1.23	$0.93
Weighted average shares	141.4	140.8

New awards	$17,562.6	$9,331.0
Backlog	$34,898.4	$32,915.2
Work performed	$14,010.2	$14,162.3

FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2018		2017
Revenue
Energy & Chemicals	$1,902.3		$2,212.2
Mining, Industrial, Infrastructure & Power	1,387.3		1,339.4
Government	780.9		766.0
Diversified Services	587.5		624.0
Total revenue	$4,658.0		$4,941.6

Segment profit $ and margin % (2)
Energy & Chemicals	$50.2	2.6%	$100.5	4.5%
Mining, Industrial, Infrastructure & Power (1)	100.7	7.3%	37.1	2.8%
Government	32.0	4.1%	30.2	3.9%
Diversified Services	24.2	4.1%	35.4	5.7%
Total segment profit $ and margin %	$207.1	4.4%	$203.2	4.1%

Corporate general and administrative expense	(64.7)		(46.0)
Interest expense, net	(14.5)		(10.2)
Earnings attributable to noncontrolling interests	18.6		18.4
Earnings before taxes	$146.5		$165.4

NINE MONTHS ENDED SEPTEMBER 30	2018		2017
Revenue
Energy & Chemicals	$5,859.8		$6,490.9
Mining, Industrial, Infrastructure & Power	3,637.1		3,892.7
Government	2,971.4		2,275.4
Diversified Services	1,897.2		1,834.6
Total revenue	$14,365.5		$14,493.6

Segment profit (loss) $ and margin % (2)
Energy & Chemicals	$253.1	4.3%	$308.4	4.8%
Mining, Industrial, Infrastructure & Power (1)	(27.0)	(0.7)%	(130.8)	(3.4)%
Government	155.3	5.2%	78.9	3.5%
Diversified Services	71.8	3.8%	94.4	5.1%
Total segment profit $ and margin %	$453.2	3.2%	$350.9	2.4%

Corporate general and administrative expense	(139.8)		(138.3)
Interest expense, net	(32.8)		(30.3)
Earnings attributable to noncontrolling interests	40.5		52.6
Earnings before taxes	$321.1		$234.9

(1) Includes research and development expenses associated with NuScale totaling $18 million and $65 million for the three and nine months ended September 30, 2018, respectively, compared to $20 million and $53 million for the three and nine months ended September 30, 2017, respectively.

(2) Segment profit margin % is calculated as segment profit divided by segment revenue.

FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions)

	SEPTEMBER 30,	DECEMBER 31,
	2018	2017
Cash and marketable securities, including noncurrent	$1,922.8	$2,078.8
Total current assets	5,584.2	5,601.3
Total assets	9,148.0	9,327.7
Total short-term debt	56.9	27.4
Total current liabilities	3,662.1	3,574.2
Long-term debt	1,667.4	1,591.6
Shareholders’ equity	3,043.0	3,342.3

SELECTED CASH FLOW ITEMS

($ in millions)

NINE MONTHS ENDED SEPTEMBER 30	2018	2017

Cash provided (utilized) by operating activities	$(11.3)	$550.6

Investing activities
Net sales and maturities (purchases) of marketable securities	29.4	(54.0)
Capital expenditures	(148.7)	(216.3)
Proceeds from disposal of property, plant and equipment	60.9	55.9
Investments in partnerships and joint ventures	(33.8)	(241.6)
Other items	20.5	—
Cash utilized by investing activities	(71.7)	(456.0)

Financing activities
Dividends paid	(89.2)	(88.6)
Proceeds from issuance of 4.250% Senior Notes	598.7	—
Repayment of 3.375% Senior Notes	(503.3)	—
Repayment of borrowings under revolving lines of credit	—	(53.5)
Net proceeds from issuance of commercial paper	24.5	—
Debt issuance costs	(5.0)	—
Distributions paid to noncontrolling interests, net of capital contributions	(30.4)	(19.2)
Other items	(3.7)	1.1
Cash utilized by financing activities	(8.4)	(160.2)

Effect of exchange rate changes on cash	(32.9)	42.2

Decrease in cash and cash equivalents	$(124.3)	$(23.4)

Depreciation	$150.6	$153.9

FLUOR CORPORATION

Supplemental Fact Sheet

Unaudited

NEW AWARDS

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2018		2017

Energy & Chemicals	$644	7%	$1,526	40%
Mining, Industrial, Infrastructure & Power	5,370	56%	1,725	45%
Government	3,294	34%	234	6%
Diversified Services	336	3%	338	9%
Total new awards	$9,644	100%	$3,823	100%

NINE MONTHS ENDED SEPTEMBER 30	2018		2017

Energy & Chemicals	$1,858	11%	$2,973	32%
Mining, Industrial, Infrastructure & Power	10,343	59%	3,403	36%
Government	4,079	23%	1,516	16%
Diversified Services	1,283	7%	1,439	16%
Total new awards	$17,563	100%	$9,331	100%

BACKLOG TRENDS

($ in millions)

AS OF SEPTEMBER 30	2018		2017

Energy & Chemicals	$11,352	33%	$16,472	50%
Mining, Industrial, Infrastructure & Power	16,499	47%	10,131	31%
Government	5,065	14%	3,572	11%
Diversified Services	1,982	6%	2,740	8%
Total backlog	$34,898	100%	$32,915	100%

United States	$12,864	37%	$13,159	40%
The Americas (excluding the United States)	8,378	24%	3,626	11%
Europe, Africa and the Middle East	10,515	30%	14,179	43%
Asia Pacific (including Australia)	3,141	9%	1,951	6%
Total backlog	$34,898	100%	$32,915	100%